WEALTH MINERALS LTD.

2007	Notice of Annual General Meeting of Shareholders
ANNUAL	Management Information Circular
GENERAL
MEETING

Place:	Suite 1901, 1177 West Hastings Street Vancouver, British Columbia CANADA V6E 2K3
Time:	9:00 a.m.
Date:	Friday, December 14, 2007

WEALTH MINERALS LTD.

CORPORATE DATA

Head Office
Suite 1901, 1177 West Hastings Street
Vancouver, B. C.
CANADA  V6E 2K3

Directors and Officers
Hendrik Van Alphen, Director, President & Chief Executive Officer
Michael Bartlett, Director
Maurice Strong, Director
Jeffrey Pontius, Director
Paul Matysek, Director
Michael W. Kinley, Chief Financial Officer
Lawrence W. Talbot, Vice-President & General Counsel
Marla K. Ritchie, Corporate Secretary

Registrar and Transfer Agent
Computershare Investor Services Inc.
510 Burrard Street, 3rd Floor,
Vancouver, B.C.
CANADA  V6C 3B9

Legal Counsel
Gowling Lafleur Henderson LLP
2300 – 1055 Dunsmuir Street
Vancouver, B.C.
CANADA  V7X 1J1

Auditor
SmytheRatcliffe, C.A.
7th Floor, Marine Building
355 Burrard Street
Vancouver, B.C.
CANADA  V6C 1X8

Stock Exchange Listings TSX Venture Exchange Symbol “WML” OTC Bulletin Board Symbol “WMLLF” Frankfurt Stock Exchange Symbol “EJZ”

WEALTH MINERALS LTD.

MANAGEMENT INFORMATION CIRCULAR
(Containing information as at November 9, 2007 unless indicated otherwise)

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of Wealth Minerals Ltd. (the “Company”) for use at the Annual General Meeting of Shareholders of the Company (and any adjournment thereof) to be held at 9:00 a.m. (Vancouver time) on Friday, December 14, 2007 at the place and for the purposes set forth in the accompanying Notice of Meeting (the “Meeting”).  While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the regular employees of the Company at nominal cost.  All costs of solicitation by management will be borne by the Company.

The contents and the sending of this Information Circular have been approved by the directors of the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are Hendrik Van Alphen, the President and Chief Executive Officer of the Company and Lawrence W. Talbot, the Vice-President & General Counsel, of the Company.  A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON OR COMPANY (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THE SHAREHOLDER AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY STROKING OUT THE NAMES OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AND INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.  A proxy will not be valid unless the completed form of proxy is received by Computershare Investor Services Inc., Proxy Department, 9th  Floor, 100 University Avenue, Toronto, Ontario, Canada  M5J 2Y1, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or, with respect to any matters occurring after the reconvening of the Meeting following any adjournment of the Meeting, not less than forty-eight (48) hours prior to the time of recommencement of such adjourned Meeting.

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company, Suite 2300, 1055 Dunsmuir Street, P.O. Box 49122, Vancouver, British Columbia, CANADA  V7X 1J1 (Attention: Daniel Allen) at any time up to and including the last business day preceding the day of the Meeting, or if the Meeting is adjourned, preceding any reconvening thereof, or in any other manner provided by law.  A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

The shares represented by a properly executed proxy in favour of persons designated as proxyholders in the enclosed form of proxy will:

(a)

be voted or withheld from voting in accordance with the instructions of the shareholder appointing the proxyholder on any ballot that may be called for; and

(b)

where a choice with respect to any matter to be acted upon has been specified in the form of proxy, be voted in accordance with the specification made in such proxy.

SUCH SHARES WILL BE VOTED IN FAVOUR OF EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED, OR WHERE BOTH CHOICES HAVE BEEN SPECIFIED, BY THE SHAREHOLDER.

The enclosed form of proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting.  If amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated by management of the Company in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business.  At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter that may be presented to the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Authorized Voting Capital:

An unlimited number of common shares without par value
Issued and Outstanding:

26,364,565 common shares without par value

Only shareholders of record at the close of business on November 9, 2007 (the “Record Date”), who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their shares voted at the Meeting.

On a show of hands, every individual who is present as a shareholder or as a duly appointed representative of a registered corporate shareholder will have one vote, and on a poll every shareholder present in person or represented by a valid proxy, and every person who is present as a duly appointed representative of a corporate shareholder, will have one vote for each common share registered in the name of the shareholder on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting.  Shareholders represented by proxyholders are not entitled to vote on a show of hands.

To the knowledge of the directors and senior officers of the Company, there are no persons or companies who beneficially own, directly or indirectly or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company.

ADVICE TO BENEFICIAL SHAREHOLDERS

Only registered shareholders or proxyholders duly appointed by registered shareholders are permitted to vote at the Meeting.  Most shareholders of the Company are “non-registered” shareholders because the shares they own are not registered in their names but are instead registered in the name of a brokerage firm, bank or other intermediary or in the name of a clearing agency.  Shareholders who do not hold their shares in their own name (referred to herein as “Beneficial Shareholders”) should note that only registered shareholders are entitled to vote at the Meeting.  If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those common shares will not be registered in such shareholder’s name on the records of the Company.  Such common shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker.  In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which company acts as nominee for many Canadian brokerage firms).  Common shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder.  Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the brokers’ clients.  Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings.  The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting.  Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided by the Company to the registered shareholders.  However, its purpose is limited to instructing the registered shareholder (i.e. the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions Inc. (“BFS”).  BFS typically prepares a machine-readable voting instruction form, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the forms to BFS, or otherwise communicate voting instructions to BFS (by way of the internet or telephone, for example).  BFS then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the Meeting.  A Beneficial Shareholder who receives a BFS voting instruction form cannot use that form to vote common shares directly at the Meeting.  The voting instruction form must be returned to BFS (or instructions respecting the voting of common shares must be communicated to BFS well in advance of the Meeting in order to have the common shares voted.

This Information Circular and accompanying materials are being sent to both registered shareholders and Beneficial Shareholders.  Beneficial Shareholders fall into two categories – those who object to their identity being known to the issuers of securities which they own (“Objecting Beneficial Owners”, or “OBO’s”) and those who do not object to their identity being made known to the issuers of the securities they own (“Non-Objecting Beneficial Owners”, or “NOBO’s”).  Subject to the provision of National Instrument 54-101 – Communication with Beneficial Owners of Securities of Reporting Issuers (“NI 54-101”) issuers may request and obtain a list of their NOBO’s from intermediaries via their transfer agents.  If you are a Beneficial Shareholder, and the Company or its agent has sent these materials directly to you, your name, address and information about your holdings of common shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding the common shares on your behalf.

The Company’s OBO’s can expect to be contacted by BFS or their broker or their broker’s agents as set out above.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of their broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial Shareholders who wish to attend the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the proxy or voting instruction card provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

All references to shareholders in this Information Circular and the accompanying form of Proxy and Notice of Meeting are to registered shareholders unless specifically stated otherwise.

ELECTION OF DIRECTORS

The Board of Directors presently consists of five directors and the directors have, by resolution, fixed the number of directors of the Company for the time being at five.  Accordingly, there are five directors to be elected for the ensuing year.

The term of office of each of the present directors expires at the Meeting.  The persons named below will be presented for election at the Meeting as management’s nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees.  Management does not contemplate that any of these nominees will be unable to serve as a director.  Each director elected will hold office until the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Business Corporations Act (British Columbia) (“BCBCA”).

In the following table and notes thereto is stated the name of each person proposed to be nominated by management for election as a director, the province or state and country in which he is ordinarily resident, all offices of the Company now held by him, his principal occupation, the period of time for which he has been a director of the Company, and the number of common shares of the Company beneficially owned by him, directly or indirectly, or over which he exercises control or direction, as at the date hereof.

Name, Position, Province/State and Country of Residence(1)	Principal Occupation (1)	Date Elected or Appointed	Number of Shares Held(2)
Hendrik Van Alphen President and Chief Executive Officer and Director B.C., Canada	Businessman; President and CEO of Cardero Resource Corp. (public mineral exploration company) 1999 to present; Director of Athlone Energy Ltd. (public oil & gas exploration company) June 2002 to present; Chairman and director of International Tower Hill Mines Ltd. (public mineral exploration company) September 2006 to present	September 27, 2004	747,000
Michael Bartlett(3) (4) (6) Director Florida, United States of America	Businessman, President and owner of Leisure Capital Management Inc. (private investment company) from 1989 to present	January 31, 2000	nil
Jeffrey A. Pontius(3) (5) (6) Director Colorado, United States of America

Geologist; President & CEO of International Tower Hill Mines Ltd. (public mineral exploration company) since September 2006; previously, North American Exploration Manager, AngloGold Ashanti (USA) Exploration Inc. (an indirect subsidiary of AngloGold Ashanti Limited) since 1999.

		December 5, 2006	nil
Maurice F. Strong(3) (4) (5) Director Ontario, Canada

Businessman; current appointments include Chairman of Cosmos International Group; Vice-Chairman of the Chicago Climate Exchange,  Chairman of International Advisory Board, CH2M HILL Companies, Honorary Professor of Peking University (Beijing) and, Visiting Professor University of Ottawa (Canada).

Mr. Strong is a Member of the Queen’s Privy Council for Canada.

		December 5, 2006	nil
Paul Matysek Director B. C., Canada

Professional geoscientist; Executive Vice-President, Americas of Uranium One Inc. (public natural resource company) since August, 2007; formerly Director, President & Chief Executive Officer, Energy Metals Corporation (public natural resource company) since 1999

		October 17, 2007	278,000(7)

NOTES:

(1)

The information as to residence and principal occupation, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2)

The information as to shares beneficially owned or over which a director exercises control or direction, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(3)

Denotes member of Audit Committee.

(4)

Denotes member of Compensation Committee.

(5)

Denotes member of Sustainable Development Committee.

(6)

Denotes member of Corporate Governance and Nominating Committee.

(7)

Of these, 100,000 are held indirectly through Bedrock Capital Corporation, a company controlled by Mr. Matysek.

AUDIT COMMITTEE

Under Multilateral Instrument 52-110 – Audit Committees (“MI 52-110”), companies are required to provide certain disclosure with respect to their audit committee, including the text of the audit committee’s charter, the composition of the audit committee and the fees paid to the external auditor.  This information with respect to the Company is provided in Schedule “A”.

STATEMENT OF EXECUTIVE COMPENSATION

The Company is required to disclose the compensation of each of its Named Executive Officers for each of the Company’s three most recently completed financial years.  “Named Executive Officers” means the individuals who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) of the Company (or acted in a similar capacity) during the most recently completed financial year, regardless of the amount of compensation of such individuals, and each of the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus amounted to $150,000 or more.  It also includes any individuals who would have been one of the Company’s three most highly compensated executive officers except that individual; was not serving as an executive officer at the end of the most recently completed financial year.

Summary Compensation Table

The following table sets forth the compensation awarded, paid to or earned by the Company’s Named Executive Officers during the financial years ended November 30, 2006, 2005 and 2004.

		Annual Compensation			Long Term Compensation			All Other Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)
Hendrik Van Alphen President & Chief Executive Officer since July 7, 2006	2006 2005 2004	N/A N/A N/A	Nil Nil Nil	Nil Nil Nil	200,000/0 N/A N/A	Nil Nil Nil	Nil Nil Nil	$68,400(3) Nil Nil
Michael W. Kinley Chief Financial Officer since August 1, 2005	2006 2005 2004	N/A N/A N/A	Nil Nil N/A	Nil Nil N/A	100,000/0 Nil N/A	Nil Nil N/A	Nil Nil N/A	$36,000(4) $12,000(4) N/A
Jerry Pogue, Former Acting President & CEO (March 30, 2005 to June 20, 2006)	2006 2005 2004	N/A N/A N/A	Nil Nil N/A	Nil Nil N/A	100,000 25,000/0 150,000/0	Nil Nil N/A	Nil Nil N/A	$36,000 $16,000 N/A
Jon Lever Former CFO (September 27, 2004 until July 31, 2005)	2006 2005 2004	Nil 16,000 4,000	Nil Nil Nil	Nil Nil Nil	Nil Nil 50,000/0	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A
Rosie Moore(2) Former President (September 27, 2004 until March 30, 2005)	2006 2005 2004	Nil 13,500 22,500	Nil Nil Nil	Nil 144,000 N/A	N/A N/A 200,000/0	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A
Gary Freeman Former President (until September 27, 2004)	2006 2005 2004	N/A N/A N/A	Nil Nil Nil	Nil Nil 60,000	Nil Nil 100,000/0	Nil Nil Nil	Nil Nil Nil	$25,000 $72,500 $65,000

(1)

Fiscal years ended November 30.

(2)

The $144,000 represents wages and severance paid to Ms. Moore.  Also, the 200,000 options granted to Ms. Moore were cancelled by mutual consent on May 2, 2005.

(3)

Represents management consulting fees payable to Mr. Van Alphen.

(4)

Fees payable to Winslow Associates Management & Communications Inc., a company controlled by Mr. Kinley, for financial consulting services.

Long Term Incentive Plans

Long term incentive plan (“LTIP”) means “a plan providing compensation intended to motivate performance over a period greater than one financial year, LTIP's do not include option or stock appreciation rights plans or plans for compensation through shares or units that are subject to restrictions on resale”.  The Company has not granted any LTIPs during the past financial year.

Stock Appreciation Rights

Stock appreciation right (“SAR”) means a right, granted by an issuer or any of its subsidiaries as compensation for employment services or office to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company’s shares.  No SARs were granted to or exercised by the Named Executive Officer or directors of the Company during the past financial year.

Option Grants in Last Financial Year

During the fiscal year ended November 30, 2006, incentive stock options were granted to Named Executive Officers as set forth below.

Name	Securities Under Options Granted	Percentage of Total Options Granted to Employees in Financial Year(1)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Henk Van Alphen	200,000	19.21%	$1.80	$1.78/share	August 14, 2008
Michael W. Kinley	50,000 50,000	4.60% 4.60%	$1.80 $1.45	$1.78/share $1.80/share	August 14, 2008 March 7, 2008
Jerry Pogue	50,000 50,000	4.60% 4.60%	$1.80 $1.72	$1.78/share $1.75/share	August 14, 2008 November 15, 2008

Aggregated Option Exercises during the Most Recently Completed Financial Year and Financial Year-End Option Values

The following table sets forth details of all exercises of stock options during the last financial year ended November 30, 2006, by the Named Executive Officers and the financial year-end value of unexercised options on an aggregated basis:

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)(1)	Unexercised Option at Financial Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Financial Year-End ($)(2) Exercisable/ Unexercisable
Henk Van Alphen	175,000	148,750	200,000/0	60,000/0
Jerry Pogue	150,000	85,000	100,000/0	34,000/0
Michael W. Kinley	Nil	Nil	100,000/Nil	47,500/0
Gary Freeman	100,000	102,000	Nil	N/A

(1)

Value using the closing price of common shares of the Company on the Exchange on the date of exercise, less the exercise price per share.

(2)

Value using the closing price of common shares of the Company on the Exchange on November 30, 2006, being the last trading day of the Company’s shares for the financial year, of $2.10 per share, less the exercise price per share.

Option Repricings

No incentive stock options held by the Named Executive Officers were repriced during the fiscal year ended November 30, 2006.

Termination of Employment, Change in Responsibilities and Employment Contracts

As of the end of the fiscal year ended November 30, 2006, there were no: (a) employment contracts between the Company or its subsidiaries and a Named Executive Officer; or (b) compensatory plans, contracts or arrangements, where a Named Executive Officer is entitled to receive more than $100,000 from the Company or its subsidiaries, including periodic payments or instalments, in the event of: (i) the resignation, retirement or any other termination of the Named Executive Officer’s employment with the Company and its subsidiaries; (ii) a change of control of the Company or any of its subsidiaries; or (iii) a change in the Named Executive Officer’s responsibilities following a change in control.

Compensation of Directors

Except as noted below, the Company has no arrangements, standard or otherwise, pursuant to which Directors are compensated by the Company for their services in their capacity as Directors, or for committee participation, involvement in special assignments or for services as a consultant or expert during the fiscal year ended November 30, 2006.

Except as noted below, none of the Company’s current Directors who are not Named Executive Officers have received any manner of compensation for services provided in their capacity as Directors, consultants or experts during the Company’s most recently completed fiscal year.

The following options were granted during the fiscal year ended November 30, 2006 to the Directors who were not Named Executive Officers:

Name of Director	Securities Under Options Granted	Exercise Price	Market Value of Securities Underlying Options on Date of Grant	Expiration Date	Other Compensation
Michael Bartlett	25,000	$1.80	$1.78/share	August 14, 2008	Nil

EQUITY COMPENSATION PLANS

The following table provides information regarding the Company’s equity compensation plans as of November 30, 2006, being the end of the Company’s most recently completed financial year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Shareholders(1)	1,590,000	$1.41	464,114
Equity Compensation Plans Not Approved By Shareholders(1)	None	N/A	N/A
Total(1):	1,260,000	N/A	107,864

(5)

As at November 30, 2006, being the last day of the Company’s most recently completed fiscal year, options had been granted and were outstanding to purchase a total of 1,590,000 common shares, and options to purchase up to an additional 464,114 common shares were available for future grants (based on an issued capital of 20,541,142 as at November 30, 2006), under the provisions of the Company’s 2004 Incentive Stock Option Plan.  See “Particulars of Other Matters to be Acted Upon – Annual Re-Approval of Incentive Stock Option Plan” for details on the Company’s 2004 Incentive Stock Option Plan.

STATEMENT OF CORPORATE GOVERNANCE PRACTICE

National Policy 58-101 requires venture issuers, such as the Company, to provide disclosure with respect to their corporate governance practices in accordance with Form 58-101F2.  The required disclosure for the Company is set out in Schedule “B”.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

At no time during the financial year ended November 30, 2006 (being the Company’s last completed financial year) was any director, executive officer, employee, proposed management nominee for election as a director of the Company nor any associate of any such director, executive officer, or proposed management nominee of the Company or any former director, executive officer or employee of the Company or any of its subsidiaries, indebted to the Company or any of its subsidiaries or indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Except as noted below. no proposed management nominee for election as a director of the Company is, or during the ten years preceding the date of this Information Circular has been, a director or executive officer of any company that, while the person was acting in that capacity:

(a)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(b)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(c)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager, or trustee appointed to hold its assets.

Michael Bartlett was President and a director of Creative Entertainment Technologies Inc. (“Creative”).  On May 29, 2002 a cease trade order was issued against Creative for failure by Creative to file its financial statements for the year ended December 31, 2001, and such cease trade order remains in effect.  Mr. Bartlett resigned as a director and officer of Creative in 2002.

Paul Matysek was a director of Mandalay Resources Corporation when a cease trade order was issued against it on February 9, 2004 for failure to file material change reports, a technical report and quarterly and year-end reports in the form required under the Securities Act and the Rules (British Columbia).  On January 4, 2005, the British Columbia Securities Commission revoked the cease trade order, as Mandalay Resources had filed the required documentation.  A cease trade order was issued against Mandalay Resources Corporation on June 30, 2004 by the Alberta Stock Exchange for failure to file certain required financial information.  On February 1, 2005, the cease trade order was revoked as the required records were filed.  Paul Matysek resigned as a director of Mandalay Resources Corporation on November 17, 2005.

PERSONAL BANKRUPTCIES

During the ten years preceding the date of this Information Circular, no proposed management nominee for election as a director of the Company has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager, or trustee appointed to hold the assets of that individual.

PENALTIES AND SANCTIONS

No management nominee for election as director has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)

any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No Informed Person, proposed director of the Company, or any associate or affiliate of any Informed Person or proposed director of the Company has, since December 1, 2005 (being the commencement of the Company’s most recently completed financial year), had any material interest, direct or indirect, in any transaction or proposed transaction which materially affected or would materially affect the Company or any of its subsidiaries.

As defined in National Instrument 51-102, “Informed Person” means: (a) a director or executive officer of a reporting issuer; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer; (c) any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and (d)a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

APPOINTMENT OF AUDITOR

STS Partners LLP, who were first appointed auditors of the Company on July 9, 2001, were requested to resign, effective October 18, 2007, in order to facilitate the appointment of Smythe Ratcliffe LLP as the successor auditors for the Company.  Accordingly, Smythe Ratcliffe LLP, of 7th Floor, 355 Burrard Street, Vancouver, British Columbia, V6C 2G8, who have been auditors of the Company since October 18, 2007, will be nominated at the Meeting for appointment as the auditor of the Company at a remuneration to be fixed by the Directors.

The audit reports of STS Partners LLP on the financial statements of the Company for the fiscal years ended November 30, 2005 and November 30, 2006 did not contain any reservations.  STS Partners LLP has not reported on any financial statements of the Company subsequent to its audit report on the financial statements of the Company for the fiscal year ended November 30, 2006, being its most recently completed financial year.

As required by section 4.11 of National Instrument 51-102, a copy of the Company’s Reporting Package (which includes the Notice of Change of Auditor, a response letter from STS Partners LLP, and a response letter from Smythe Ratcliffe LLP) with respect to the termination of STS Partners LLP and the appointment of Smythe Ratcliffe LLP as successor auditor of the Company, is attached as Schedule “C” to this Information Circular.  The Reporting Package has been reviewed and approved by the Audit Committee of Board of Directors of the Company and filed with the applicable regulatory authorities.

Unless such authority is withheld, the persons designated as proxyholders by management of the Company in the accompanying form of proxy intend to vote for the appointment of Smythe Ratcliffe LLP, Chartered Accountants, as auditors of the Company and authorize the directors to fix their remuneration.

MANAGEMENT CONTRACTS

The management functions of the Company are substantially performed by the directors and officers of the Company, and not to any substantial degree by any other person with whom the Company has contracted.

PARTICULARS OF MATTERS TO BE ACTED UPON

A.

Annual Re-Approval of Incentive Stock Option Plan

Pursuant to Policy 4.4 of the TSX Venture Exchange (“TSXV”), all TSXV listed companies are required to adopt a stock option plan prior to granting incentive stock options.  In 2004, the Board of Directors of the Company established such a plan (the “2004 Plan”).  The purpose of the 2004 Plan is to attract and motivate directors, senior officers, employees, consultants and others providing services to the Company and its subsidiaries, and thereby advance the Company’s interests, by affording such persons with an opportunity to acquire an equity interest in the Company through the issuance of stock options.  The Company is currently listed on Tier 2 of the TSXV and has adopted a “rolling” stock option plan which permits the grant of incentive stock options to purchase up to that number of shares of the Company as is equal to 10% of the issued shares of the Company at the time of the stock option grant(s).  The shareholders approved the 2004 Plan on January 28, 2004, January 14, 2005, December 21, 2005 and December 8, 2006.  As a “rolling” stock option plan, the 2004 Plan is required to be re-approved by the shareholders each year at the Company’s Annual General Meeting.

The TSXV’s Policy 4.4 and the terms of the 2004 Plan authorize the Board of Directors to grant stock options to optionees on the following terms:

1.

The aggregate number of shares that may be made subject to issuance pursuant to options granted under the 2004 Plan, unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the shares of the Company issued and outstanding at the time of the grant(s).

2.

The number of shares subject to each option will be determined by the Board of Directors, provided that the aggregate number of shares reserved for issuance pursuant to options granted to:

(a)

insiders may not exceed:

(i)

10% of the issued shares of the Company, or

(ii)

10% of the issued shares of the Company in any 12 month period;

(b)

any one individual in any one-year period may not exceed 5% of the issued shares of the Company;

(c)

any one consultant during any one-year month period may not exceed 2% of the issued shares of the Company; and

(d)

all persons employed to provide investor relations activities (as a group) may not exceed 2% of the issued shares of the Company during any 12 month period;

in each case calculated as at the date of grant of the option, including all other shares under option to such person at that time.

3.

The exercise price of an option may not be set at less than the minimum price permitted by the TSXV.

4.

Options may be exercisable for a period of up to five years from the date of grant while the Company is listed on Tier 2 of the TSXV.  Options may be granted with an exercise period of up to 10 years if the Company becomes listed on Tier 1 of the TSXV.

5.

The options are non-assignable and non-transferable.  The options can only be exercised by the optionee as long as the optionee remains an eligible optionee pursuant to the 2004 Plan or, if provided by the directors at the time of the grant of the option and provided such ceasing is not for cause, within a period of not more than 90 days after ceasing to be an eligible optionee (30 days in the case of a person engaged in investor relations activities) or, if the optionee dies, within one year from the date of the optionee’s death.

6.

Options granted to consultants engaged to perform investor relations activities must be subject to a vesting requirement, whereby such options will vest over a period of not less than 12 months, with a maximum of 25% vesting in any 3 month period.

A copy of the 2004 Plan may be inspected at the registered office of the Company, Suite 2300, 1055 Dunsmuir Street, Vancouver, B.C., Canada  V7X 1J1 during normal business hours at any time up to the Meeting and at the Meeting.  In addition, a copy of the plan will be mailed, free of charge, to any holder of common shares who requests a copy, in writing, from the Vice-President of the Company at Suite 1901, 1177 West Hastings Street, Vancouver, B.C. Canada  V6E 2K3.

Notice of options granted under the 2004 Plan must be given to the TSXV on a monthly basis.  Any amendments to the 2004 Plan must also be approved by the TSXV and, if necessary, by the shareholders of the Company prior to becoming effective.

Accordingly, Shareholders will be asked to pass an ordinary resolution, in substantially the following form, to re-approve the 2004 Plan:

“RESOLVED, as an ordinary resolution, that the Company’s 2004 Incentive Stock Option Plan, as described in the Company’s Information Circular dated November 9, 2007, and the grant of options thereunder in accordance therewith, be approved.”

ANY OTHER MATTERS

Management of the Company knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Information Circular.  However, if any other matters properly come before the Meeting, it is the intention of the persons designated by management of the Company in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR website located at www.sedar.com under “Company Profiles – Wealth Minerals Ltd.”.  The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and may be viewed on the SEDAR website at the location noted above.  Shareholders of the Company may request copies of the Company’s financial statements and related management discussion and analysis by contacting the Vice-President of the Company at Suite 1901 – 1177 West Hastings Street, Vancouver, B.C., Canada  V6E 2K3.

SCHEDULE “A”

Audit Committee

Composition of the Audit Committee

Following the election of the directors nominate for election as directors at the Meeting, it is intended that the following will be the members of the Audit Committee:

Maurice Strong	Independent(1)	Financially literate(2)
Jeffrey Pontius	Independent(1)	Financially literate(2)
Michael Bartlett	Independent(1)	Financially literate(2)

(1)

An individual is independent if he has no direct or indirect material relationship with the Company.  A material relationship is a relationship which could, in the view of the Company’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgement.

(2)

An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Relevant Education and Experience

Maurice Strong

Mr. Strong has had experience as a principal accounting officer, and then as Chief Financial Officer of a large public oil and gas company.  He has also served as the Chief Executive Officer of a large public company, and of a large provincial utility company.  In these positions, he had direct responsibility for supervising financial and accounting functions, including supervision of Chief Financial Officers and principal accounting officers.  He has also been a Chief Executive Officer and Director of a number of companies, where his responsibilities included overseeing or assessing the performance of companies with respect to the preparation and evaluation of financial statements,

Jeffrey Pontius

Mr. Pontius has over 28 years of industry experience, including having acted as Exploration Manager of Pikes Peak Mining Company (a subsidiary of NERCO Mineral Co. and Independence Mining Company), where he managed large district scale exploration programs.  He spent the past seven years at AngloGold Ashanti (USA) Exploration Inc., starting as Senior US Exploration Manager, and became North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc.  In such positions, he has extensive experience designing and preparing large program budgets and running and overseeing the financial affairs of such programs, including reviewing and assessing the financial data incorporated into financial statements.  Mr. Pontius is presently the President and Chief Executive Officer of International Tower Hill Mines Ltd., a public natural resource company with a focus on the acquisition of precious and base metal properties in Alaska and Nevada, and in such position he has experience in reviewing the financial statements of public exploration companies and, in particular, reviewing the accounting principles utilized by such issuers and assessing the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves.  As Chief Executive Officer, he is also familiar with the implementation and assessment of internal controls and procedures over financial reporting.

Michael Bartlett

Mr. Bartlett has, since 1989, been the President and owner of Leisure Capital & Management Inc., a company which specializes in the pre-development start-ups and innovative strategic, conceptual, economic and financial solutions. He is also the President and Chief Executive Officer of Creative Entertainment & Technologies, Inc., a public company trading on the TSXV.  In such position, Mr. Bartlett has been responsible for reviewing and analyzing financial statements of client companies, including assessing the suitability and application of the particular accounting policies used and the internal controls used by such companies in connection with the preparation of their financial statements.

The Audit Committee’s Charter

The text of the current charter for the Audit Committee is attached as Exhibit 1 to this Schedule “A”.

Audit Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on the exemption in Section 2.4 of MI 52-110 (De Minimis Non-audit Services), or an exemption from MI 52-110, in whole or in part, granted under Part 8 of MI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee is authorized by the Board to review the performance of the Company’s external auditors and approve in advance provision of services other than auditing and to consider the independence of the external auditors, including reviewing the range of services provided in the context of all consulting services bought by the Company.  The Chairman of the Audit Committee is authorized to approve any non-audit services or additional work which the Chairman deems as necessary and is required to notify the other members of the Audit Committee of such non-audit or additional work.

External Auditor Service Fees (By Category)

The aggregate fees billed by the Company’s external auditors in each of the last two fiscal years for audit fees are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2005	$45,000	$Nil	$Nil	$Nil
2006	$60,000	$Nil	$Nil	$Nil

(1)

The aggregate audit fees billed.

(2)

The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not included under the heading “Audit Fees”.

(3)

The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)

The aggregate fees billed for products and services other than as set out under the headings “Audit Fees”, “Audit Related Fees” and “Tax Fees”.

Exemption

The Company is relying upon the exemption in section 6.1 of the Multilateral Instrument 52-110 – Audit Committees.

Exhibit 1

WEALTH MINERALS LTD.

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on November 24, 2005 and amended n June 20, 2007)

1.

  - PURPOSE

The overall purpose of the Audit Committee (the “Committee”) is to:

(a)

ensure that the management of Wealth Minerals Ltd. (the “Company”) has designed and implemented an effective system of internal financial controls for reviewing and reporting on the Company’s financial statements;

(b)

oversee, review and report on the integrity of the Company’s financial disclosure and reporting;

(c)

review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of material facts; and

(d)

be directly responsible for:

(i)

the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)

the oversight of the work of the Company’s external auditors, and

(iii)

subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company.

2.

  - COMPOSITION, PROCEDURES AND ORGANIZATION

2.1

The Committee will consist of at least three members of the Board of Directors (the “Board”), all of whom will be “independent 1 ” and “unrelated directors 2” of the Company within the meaning of all applicable legal and regulatory requirements (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.2

All of the members of the Committee will be “financially literate”, at least one member of the Committee will have accounting or related financial expertise (i.e. able to analyze and interpret a full set of financial statements, including the notes thereto, in accordance with generally accepted accounting principles) and at least one member of the Committee will be a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.3

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, will appoint the members of the Committee for the ensuing year.  The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

2.4

Unless the Board has appointed a chair of the Committee, the members of the Committee will elect a chair from among their number.

2.5

The Committee will select an individual to act as secretary for the Committee, who will be either:

(a)

a member of the Committee other than the chair, or

(b)

another individual who is not a member of the management of the Company.

2.6

The quorum for meetings will be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.  Decisions by the Committee will be by the affirmative vote of a majority of the members of the Committee, or by consent resolutions in writing signed by each member of the Committee.

2.7

The Committee will have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.8

Meetings of the Committee will be conducted as follows:

(a)

the Committee will meet:

(i)

quarterly, and

(ii)

may meet as many additional times:

A.

as deemed necessary or appropriate by the Committee,

B.

upon request by any member of the Committee, the Chief Executive Officer, the Chief Financial Officer or the external auditors,

in each case at such times and at such locations as may be determined by the Committee or the chair of the Committee.  Except in respect of a regularly scheduled meeting of the Committee, notice of such meeting, together with a proposed agenda, will be delivered to each member of the Committee not less that forty-eight (48) hours prior to the proposed meeting time (which notice may be waived by all of the members of the Committee); and

(b)

the external auditors and management representatives will be invited to attend as necessary in the discretion of the Committee.

2.9

The internal accounting staff, any external accounting consultant(s) and the external auditors will have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary.  The Committee, through its chair, may contact directly any employee in, or consultant of, the Company as it deems necessary, and any employee of, or consultant to, the Company may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

2.10

The Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities hereunder.

1 Whether a director is “independent” will be determined in accordance with all applicable laws and regulations, including the applicable securities laws of Canada and the United States and the regulations and policies of any stock exchange or quotation system on which the Company’s securities are listed or quoted.

2 “unrelated director” means a director who is: (a) not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the issuer, other than interests and relationships arising solely from holdings in the issuer, (b) not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its subsidiaries or affiliates; and (c) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with the issuer.  A chair or vice chair of the board of directors who is not a member of management is not, for that reason alone, a related director.

3 An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally compatible to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

3.

  - DUTIES AND RESPONSIBILITIES

3.1

The overall duties and responsibilities of the Committee will be as follows:

(a)

be directly responsible for:

(i)

the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)

the oversight of the work of the Company’s external auditors, and

(iii)

subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company;

(b)

to review with the management of the Company (and, in the case of the annual audited statements, with the external auditors) the annual audited consolidated and unaudited consolidated quarterly financial statements, including the notes thereto, to ensure that such statements present fairly the financial position of the Company and the results of its operations and, if appropriate, to recommend to the Board as to the approval of any such financial statements;

(c)

to assist the Board in the discharge of its responsibilities relating to the Company’s accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements;

(d)

to establish and maintain a direct line of communication with the Company's internal accounting staff and any external accounting consultant(s) and assess their performance;

(e)

to ensure that the management of the Company has designed, implemented and is maintaining an effective and appropriate system of internal financial controls; and

(f)

to report regularly to the Board on the fulfilment of its duties and responsibilities.

3.2

The duties and responsibilities of the Committee as they relate to the external auditors will be as follows:

(a)

to select a firm of external auditors to be proposed by management of the Company to the shareholders for election by the shareholders as the external auditors for the Company, and to verify the independence of such proposed external auditors;

(b)

to review and approve the fee, scope and timing of the annual and any other audit performed by the external auditors;

(c)

to review and evaluate the qualifications, performance and independence of the lead partner of the external auditors of the Company;

(d)

to discuss with management of the Company the timing and process for implementing the rotation of the lead audit partner and the reviewing partners of the external auditors of the Company;

(e)

to obtain confirmation from the external auditors of the Company that they will report directly to the Committee;

(f)

to obtain confirmation from the external auditors of the company that they will report in a timely matter to the Committee all critical accounting policies and practices to be used, all alternative accounting policies and practices, the ramifications of each of such accounting policies and practices and the accounting policy and practice preferred by the external auditors of the Company, for the financial information of the Company within applicable generally accepted accounting principles (“GAAP”) which have been discussed with management of the Company and will provide a copy of all material written communications between the external auditors of the Company and management of the Company including, without limitation, any management letter or schedule of unadjusted differences;

(g)

obtain confirmation from the external auditors of the Company that they will ensure that all reports filed under the United States Securities Exchange Act of 1934, as amended, which contain financial statements required to be prepared in accordance with Canadian GAAP and/or are reconciled to, United States GAAP, reflect all material correcting adjustments identified by the external auditors of the Company;

(h)

to review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former external auditors of the Company;

(i)

to review and pre-approve all non-audit services to be provided to the Company (or any of its subsidiaries) by the external auditors, provided that such pre-approval authority may be delegated by the Committee to any member of the Committee who is “independent” and “unrelated” on the condition that any such pre-approval must be presented to the Committee at its first schedule meeting following any such approval;

(j)

review the audit plan of the external auditors prior to the commencement of the audit;

(k)

to review with the external auditors, upon completion of their annual audit:

(i)

the contents of their report,

(ii)

the scope and quality of the audit work performed,

(iii)

the adequacy of the Company's financial and accounting personnel,

(iv)

the co-operation received from the Company's personnel and any external consultants during the audit,

(v)

the scope and nature of the internal resources used,

(vi)

any significant transactions outside of the normal business of the Company,

(vii)

any significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems, and

(viii)

the non-audit services provided by the external auditors during the year under audit;

(l)

to discuss with the external auditors not just the acceptability, but also the quality, of the Company’s accounting principles; and

(m)

to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

3.3

The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a)

review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal accounting, the use of and services provided by any external accounting consultant(s), insurance, information services and systems and financial controls, management reporting and risk management, and to ensure that the Company maintains:

(i)

the necessary books, records and accounts in reasonable detail to accurately and fairly reflect the Company’s financial transactions,

(ii)

effective internal control systems, and

(iii)

adequate processes for assessing the risk of material misstatement of the financial statements and for detecting control weaknesses or fraud;

(b)

establish procedures for:

(i)

the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

(ii)

the confidential, anonymous submission by employees or any external consultants of the Company of concerns regarding questionable accounting or auditing matters;

(c)

to periodically review this policy and recommend to the Board any changes which the Committee may deem appropriate;

(d)

review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company;

(e)

periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal accounting staff, by any external accounting consultant(s) or by the external auditors have been implemented;

(f)

assist in the preparation of any internal control report by management, which provides that management of the Company is responsible for establishing and maintaining an adequate control structure and procedures for financial reporting by the Company, assessing the effectiveness of such control structure and procedures, and ensuring that the external auditors of the Company attest to, and report on, the assessment of such control structure and procedures by management of the Company;

(g)

assist the Chief Executive Officer and the Chief Financial Officer of the Company in their assessment of the effectiveness of the Company’s internal control over financial reporting and in determining whether there has been any material change in the Company’s internal control over financial reporting which has materially affected or could materially affect such internal control subsequent to the date of the evaluation; and

(h)

assist the Chief Executive Officer and the Chief Financial Officer of the Company in identifying and addressing any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.4

The Committee is also charged with the responsibility to:

(a)

review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)

review and approve the financial sections of:

(i)

the annual report to shareholders;

(ii)

the annual information form (if any);

(iii)

any quarterly or annual management discussion and analysis;

(iv)

prospectuses; and

(v)

other public reports requiring approval by the Board,

(vi)

and report to the Board with respect thereto including, without limitation, as to the approval (or otherwise) thereof by the Board;

(c)

review regulatory filings and decisions as they relate to the Company's consolidated annual and interim financial statements, including any press releases with respect thereto;

(d)

ensure that the Company discloses in the periodic reports of the Company, as appropriate, whether at least one member of the Committee is a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission;

(e)

ensure that all non-audit services approved by or on behalf of the Committee are disclosed in the periodic reports of the Company;

(f)

ensure that each annual report and, to the extent required by any applicable legal or regulatory requirement, any quarterly report of the Company includes disclosure with respect to all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities which may have a current or future effect on the Company in accordance with all applicable legal and regulatory requirements;

(g)

ensure that all financial statements and other financial information, including pro forma financial information, included in any report filed by the Company with any regulatory authority or contained in any public disclosure or press release of the Company is presented in a manner which does not contain a material misstatement or omission and reconciles the pro forma information contained therein to Canadian GAAP, and if appropriate, reconciles such pro forma information contained therein to United States GAAP, and which otherwise complies with all applicable legal and regulatory requirements;

(h)

review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(i)

review and report on the integrity of the Company’s consolidated financial statements;

(j)

review the minutes of any audit committee meeting of any subsidiaries of the Company;

(k)

review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(l)

review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of material facts; and

(m)

develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable time following each annual general meeting of shareholders.

3.5

The Committee shall have the authority to determine:

(a)

subject to the grant by the shareholders of the authority to do so, if required, the compensation to be received by the external auditors of the Company in connection with all audit services, and non-audit services, to be performed by the auditors;

(b)

the compensation to be received by any legal, financial or other advisors or consultants engaged by the Committee to assist it in performing its duties and responsibilities hereunder; and

(c)

the appropriate funding for the ordinary administrative expenses of the Committee.

4.

  – General

4.1

The Committee will:

(a)

prepare any report or other disclosure, including any recommendation of the Committee, required by any applicable legal or regulatory requirement to be included in the annual proxy or information circular of the Company;

(b)

review this Charter at least annually and recommend any changes herein to the Board;

(c)

report the activities of the Committee to the Board on a regular basis and make such recommendations thereto as the Committee may deem necessary or appropriate; and

(d)

prepare and review with the Board an annual performance evaluation of the Committee, which performance evaluation must compare the performance of the Committee with the requirements of this Charter and be conducted in such manner as the Committee deems appropriate.  Such report to the Board may be in such form as the Committee determines, which may include being in the form of an oral report by the chair of the Committee or by another member of the Committee designated by the Committee to make such report.

4.2

No member of the Committee will receive any compensation from the Company, other than fees for being a director of the Company, or a member of a committee of the Board.

4.3

In addition to the foregoing, the Committee will perform such other duties as may be assigned to it by the Board from time to time or as may be required by any applicable stock exchanges, regulatory authorities or legislation.

SCHEDULE “B”

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance relates to the activities of the board of directors of the Company (the “Board”), the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company.  The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making.  National Policy 58-201 Corporate Governance Guidelines establishes corporate governance guidelines that apply to all public companies.  The Company has reviewed its own corporate governance practices in light of these guidelines.  In certain cases, the Company’s practices comply with the guidelines, however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted.  National Instrument 58-101 Disclosure of Corporate Governance Practices mandates disclosure of corporate governance practices for Venture Issuers in Form 58-101F2, which disclosure is set out below.

Structure, Composition and Mandate of the Board

The Board is currently composed of five (5) directors.  All five of the proposed nominees for election as directors at the 2007 Annual General Meeting are currently directors of the Company.  NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under Multilateral Instrument 52-110 (“MI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company.  “Material relationship” is defined as a relationship that could, in the view of the Company’s board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.  Of the proposed nominees, all except Hendrik Van Alphen are considered by the Board to be “independent”, within the meaning of MI 52-110.  Mr. Van Alphen is not considered to be independent as he is the President and Chief Executive Officer, and therefore a member of management.  In assessing Form 58-101F2 and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors, including a review of the resumes of the directors and the corporate relationships and other directorships held by each of them.

The Company does not currently have a Chairman of the Board and, given the current size of the Board, does not consider that a Chairman is necessary.  The independent directors are be able to exercise their responsibilities for independent oversight of management by virtue of forming a majority of the Board, and will provide leadership through their position on the Board and ability to meet as a group independently of any management directors whenever deemed necessary.  The Board will give consideration to appointing an “independent” member as Chairman at such time as it believes that such a position is required.

The mandate of the Board, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company.  In doing so, the Board oversees the management of the Company’s affairs directly and through its various committees.  In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies, reviewing and approving significant acquisitions and capital investments; reviewing major strategic initiatives to ensure that the Company’s proposed actions accord with shareholder objectives; reviewing succession planning; assessing management’s performance against industry standards; reviewing and approving the reports and other disclosure issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources.  The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable.  At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate, as sufficient guidance is found in the applicable corporate legislation and regulatory policies.  However, as the Company grows, the Board may determine it is appropriate to develop a formal written mandate.

In keeping with its overall responsibility for the stewardship of the Company, the Board is responsible for the integrity of the Company’s internal control and management information systems and for the Company’s policies respecting corporate disclosure and communications.

Each member of the Board understands that he is entitled, at the cost of the Company, to seek the advice of an independent expert if he reasonably considers it warranted under the circumstances.

The positions of President and CEO are combined.  The Board believes the Company is well serviced and the independence of the Board from management is not compromised by the combined role.  The Board does not, and does not consider it necessary to, have any formal structures or procedures in place to ensure that it can function independently of management.  The Board believes that its current composition, in which only one of five members is currently a member of management, is sufficient to ensure that the Board can function independently of management.

Directorships

The current directors of the Company are directors of the following other reporting issuers:

Name of Director	Other Reporting Issuers	Exchange
Henk Van Alphen	Cardero Resource Corp. Athlone Energy Ltd. International Tower Hill Mines Ltd.	TSE, AMEX TSXV TSXV, AMEX
Michael Bartlett	International Tower Hill Mines Ltd.	TSXV, AMEX
Jeffrey A. Pontius	Skygold Ventures Ltd.	TSXV
Maurice F. Strong	Zenon Environmental Inc.	TSE
Paul S. Matysek	Dundarave Resources Inc. Forsys Metals Corp.	TSXV TSE

Orientation and Continuing Education of Directors

New directors are briefed on the Company’s current property holdings, ongoing exploration programs, overall strategic plans, short, medium and long term corporate objectives, financials status, general business risks and mitigation strategies, and existing company policies.  There is no formal orientation for new members of the Board.  This is considered to be appropriate, given the Company’s size and current level of operations and the ongoing interaction amongst the directors.  However, if the growth of the Company’s operations warrants it, it is likely that a formal orientation process would be implemented.

The skills and knowledge of the Board of Directors as a whole is such that no formal continuing education process is currently deemed required.  The Board is comprised of individuals with varying backgrounds, who have, both collectively and individually, extensive experience in running and managing public companies, particularly in the natural resource sector and involving non-Canadian mineral properties.  Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with management’s assistance.  Board members have full access to the Company’s records.  Reference is made to the table under the heading “Election of Directors” for a description of the current principal occupations of the members of the Board.

Ethical Business Conduct

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity.  Management is expected to execute the Company’s business plan and to meet performance goals and objectives.  To this end, in June 2007 the Board adopted a “Code of Business Conduct and Ethics” (the “Code”) for its directors, officers and employees and, in appropriate cases, consultants.  Interested shareholders may obtain a copy at www.sedar.com.  Pursuant to the Code, the Company has appointed its Vice-President and General Counsel to serve as the Company’s Ethics Officer to ensure adherence to the Code, reporting directly to the Board.  Training in the Code is included in the orientation of new employees and, to ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a Compliance Certificate annually (commencing following the completion of the Company’s fiscal year ending November 30, 2007 and in connection with the preparation and filing of its Annual Report on Form 20F).  Directors, officers and employees are required to report any known violations of the Code to the Vice-President and General Counsel or the Chairman of the Audit Committee or, alternately, to the Company’s outside U.S. or Canadian counsel.

There have not been, since adoption of the Code in June, 2007, any material change reports filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code.

In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the Business Corporation Act (British Columbia) which set forth how any conflicts of interest are to be dealt with.  In particular, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In June, 2007, the Board has also adopted a “Share Trading Policy”, which prescribes rules with respect to trading in securities of the Company where there is any undisclosed material information or a pending material development.  Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel.

The Board has also created a Sustainable Development Committee in order to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner (see “Other Board Committees” below).

Nomination of Directors

The Corporate Governance and Nominating Committee (“CGN Committee”) of the Board is responsible for reviewing proposals for new nominees to the Board, and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee.  The selection of potential nominees for review by the CGN Committee are generally the result of recruitment efforts by the individual Board members, including both formal and informal discussions among Board members and with the President and CEO, and are usually based upon the desire to have a specific set of skills or expertise included on the Board.  The appointment of new directors (either to fill vacancies or to add additional directors as permitted by applicable corporate legislation) or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting is carried out by the Board, based on the recommendation of the CGN Committee.

Compensation

The Company does not currently pay its directors any remuneration, as such, and the only compensation received by non-management directors is through the grant of incentive stock options.  The quantity and quality of the Board compensation is reviewed on an ongoing basis by the Chief Executive Officer with the input of the Compensation Committee.  At present, the Board is satisfied that the current Board compensation arrangements adequately reflect the responsibilities and risks involved in being an effective director of the Company.  At the present time, a management company controlled by the President and Chief Executive Officer receives a monthly consulting fee in consideration of providing management consulting services, which services are provided by the President and Chief Executive Officer on behalf of such consulting company.  The amount of the monthly fee was set by negotiation between the President and Chief Executive Officer and the independent directors on the Board at that time (at the time of the appointment of the President and Chief Executive Officer, there was no Compensation Committee).  The timing of the grant, and number of shares made subject to option, with respect to stock options granted to the members of the Board and to the President and Chief Executive Officer is recommended by the President and Chief Executive Officer, reviewed and approved (or revised, if thought appropriate) by the Compensation Committee, and implemented by a resolution of the Board.  The review of proposed option grants by the Compensation Committee (which is composed of independent directors) and the implementation thereof by the Board (which is comprised of a majority of independent directors) provides the independent director(s) with significant input into compensation decisions.

Other Board Committees

Committees of the Board are an integral part of the Company’s governance structure.  The current standing committees of the Board are the:

  Audit Committee
  Compensation Committee
  Sustainable Development Committee
  Corporate Governance and Nominating Committee

Disclosure with respect to the Audit Committee, as required by MI 52-110 – Audit Committee, is contained in Schedule “A” to this Information Circular.  Details of the composition and function of the remaining standing committees (each of which was formed in June, 2007) is as follows:

Compensation Committee (“CC”)

Michael Bartlett (Chair)
Maurice Strong

The CC has a written charter.  The overall purpose of the CC is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation.    The responsibilities of the Compensation Committee generally include: (1) recommending human resources and compensation policies to the Board for approval and thereafter implementing such policies; (2) ensuring the Company has programs in place to attract and develop management of the highest  calibre and a process to provide for the orderly succession of management; (3) assessing and reporting to the Board on the performance of the Chief Executive Officer; (4) reviewing the compensation of the Chief Executive Officer and other officers and members of the Board and making recommendations in respect thereof to the Board; (5) reviewing and approving any proposed amendments to the Company’s incentive stock options plan; and (6) making recommendations to the Board concerning stock option grants.

Sustainable Development Committee (“SDC”)

Maurice Strong (Chair)
Jeffrey Pontius

The SDC has a written charter.  The overall purpose of the SDC is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out, and that its facilities are operated and maintained, in a safe and environmentally sound manner and reflect the ideals and principles of sustainable development.  The primary function of the SDC is to monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters.  The SDC will also advise the Board and make recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues.

Corporate Governance & Nominating Committee (“CGNC”)

Michael Bartlett (Chair)
Jeffrey Pontius

The CGNC has a written charter.  The role of the CGNC is to (1) develop and monitor the effectiveness of the Company’s system of corporate governance; (2) establish procedures for the identification of new nominees to the Board and lead the candidate selection process; (3) develop and implement orientation procedures for new directors; (4) assess the effectiveness of directors, the Board and the various committees of the Board; (5) ensure appropriate corporate governance and the proper delineation of the roles, duties and responsibilities of management, the Board and its committees; and (6) assist the Board in setting the objectives of the Chief Executive Officer and evaluating the performance of the Chief Executive Officer.

Assessments

The Board has traditionally monitored, but not formally assessed, its performance or the performance of individual directors or committee members or their contributions.  The newly created CGNC has, as part of its mandate, the responsibility for producing reports with respect to performance evaluations of the President and Chief Executive Officer, the Board as a whole, the individual committees of the Board and individual directors, on an annual basis.  However, the CGN Committee was only constituted in June 2007, and therefore the first annual assessments will not begin until following the completion of the current fiscal year (which ends on November 30, 2007).  The NCG Committee is in the process of determining the appropriate processes for such evaluations, and is reviewing the processes adopted by similar sized public natural resource companies in order to assist it in this regard.

SCHEDULE “C”

CHANGE OF AUDITOR REPORTING PACKAGE